AMENDMENT NO. 8 TO RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 8 TO RECEIVABLES PURCHASE AGREEMENT (this "***Amendment***"), dated as of October 22, 2019 but effective as of November 1, 2019 (the ***"Effective Date"***), is entered into by and among:

(a) CMC Receivables, Inc., a Delaware corporation (the "***Seller***"),

(b) Commercial Metals Company, a Delaware corporation ("***CMC***" or the "***Servicer***"),

(c) Wells Fargo Bank, N.A., a national banking association ("***WFB***" or a ***"Committed Purchaser"***),

(d) Coöperatieve Rabobank U.A. (***"Rabobank"*** or a ***"Committed Purchaser"***),

(e) Nieuw Amsterdam Receivables Corporation B.V. (***"Nieuw Amsterdam"*** or a ***"Conduit Purchaser"*** and, together with the Committed Purchasers, the ***"Purchasers"***),

(f) Rabobank in its capacity as administrator of the Funding Group (in such capacity, together with its successor and assigns in such capacity, the ***"Nieuw Amsterdam Administrator"***), and

(g) WFB in its capacity as administrative agent for the Purchasers (in such capacity, together with its successors and assigns in such capacity, the "***Administrative Agent***").

<u>Preliminary Statements</u>

The parties hereto desire to amend that certain Receivables Purchase Agreement, dated as of April 5, 2011 (as amended, restated, or modified from time to time, the ***"Receivables Purchase Agreement"***), on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. <u>Definitions</u>. Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Receivables Purchase Agreement.

2. <u>Amendments</u>. On the terms and subject to the conditions set forth herein:

2.1. The definition set forth in Exhibit I of the Receivables Purchase Agreement of each of the terms set forth below is hereby amended and restated in its entirety to read, respectively, as follows:

"***Facility Termination Date***" means the earlier of (i) November 1, 2021, and (ii) the Amortization Date.

221904355.v6

"Funded Debt" of any Person means, as of the date of determination and without duplication (a) all Indebtedness of such Person for borrowed money (other than any Receivables Facility Attributed Indebtedness of such Person) or which has been incurred in connection with the acquisition of plant, property and equipment, (b) all Capitalized Rentals (as defined in the Senior Credit Agreement) of such Person, and (c) all Guaranties (as defined in the Senior Credit Agreement) by such Person of Funded Debt of others. For the avoidance of doubt, Receivables Facility Attributed Indebtedness of any Person shall not be included as Funded Debt of such Person.

"LIBOR Market Index Rate" means, for any day, the one-month London Interbank Offered Rate (***"LIBOR"***) for U.S. dollar (***"Dollar"***) deposits as reported on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in Dollars (the ***"LIBOR Screen Rate"***), as of 11:00 a.m. (London time) on such date, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the Administrative Agent from another recognized source for interbank quotation), in each case, changing when and as such rate changes; ***provided, however,*** that if LIBOR shall be less than zero, the LIBOR Market Index Rate shall be deemed to be zero for purposes of this Agreement.

2.2. The following new definitions are hereby added to Exhibit I of the Receivables Purchase Agreement in their appropriate alphabetical order:

"Beneficial Ownership Rule" means 31 C.F.R. § 1010.230.

"Certification of Beneficial Owner(s)" means a certificate in form and substance satisfactory to the Administrative Agent regarding beneficial ownership of the Borrower as required by the Beneficial Ownership Rule.

"Receivables Facility Attributed Indebtedness" means the amount of obligations outstanding under a receivables purchase facility on any date of determination that would be characterized as principal if such facility were structured as a secured lending transaction rather than as a purchase transaction.

2.3. Section 1.14 of the Receivables Purchase Agreement is hereby amended and restated in its entirety to read as follows:

Section 1.14. **Suspension of LMIR; Termination of LIBOR.**

(a) If any Committed Purchaser determines (in its commercially reasonable discretion applied consistently with respect to similar facilities) that (i) funding any Investment at the LMIR would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or (ii) the LMIR does not accurately reflect the cost of acquiring or maintaining such Investment, then such Committed Purchaser may suspend the availability of the LMIR, and such Committed Purchaser's Capital shall thereafter accrue Yield at the Alternate Base Rate.

(b) If at any time (i) the Administrative Agent determines in good faith (which determination shall be conclusive absent manifest error) or any Committed Purchaser notifies the Administrative Agent that it has in good faith determined that adequate and reasonable means do not exist for ascertaining LMIR (including, without limitation, because the "LIBOR Screen Rate" is not available or published on a current basis) and such circumstances are unlikely to be temporary, (ii) the supervisor for the administrator of LIBOR or a Governmental Authority having jurisdiction over any Committed Purchaser has made a public statement identifying a specific date after which LIBOR shall no longer be used for determining interest discount or yield rates for loans or investments in accounts receivable, or (iii) any applicable Yield Rate specified herein is no longer a widely recognized benchmark rate for newly originated loans or investments in trade receivables in the United States syndicated loan or securitization market, as applicable, then the Committed Purchasers and the Seller shall endeavor to establish an alternate rate of interest (the ***"Replacement Rate"***) to LMIR that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans or a yield rate for syndicated investments in trade receivables in the United States at such time and make adjustments to the Applicable Margin, and shall enter into an amendment to this Agreement and the Fee Letter to reflect such alternate rate and Applicable Margin and such other related changes to this Agreement or the Fee Letter as may be applicable. Notwithstanding anything to the contrary in Section 12.1, such amendment shall become effective without any further action or consent of any other party to this Agreement (other than the Seller whose written consent shall be required) so long as the Administrative Agent shall not have received, within five (5) Business Days of the date such amendment is provided to the Committed Purchasers, a written notice from any Committed Purchaser stating that such Committed Purchaser objects to such amendment. Until the Replacement Rate is determined (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 1.14(b), only to the extent that LIBOR is not available or published at such time on a current basis), the Yield Rate shall be the Alternate Base Rate. Notwithstanding anything else herein, any definition of "Replacement Rate" shall provide that in no event shall such Replacement Rate be less than zero for the purposes of this Agreement. To the extent the Replacement Rate is approved by the Committed Purchasers in connection with this clause, the Replacement Rate shall be applied in a manner consistent with market practice; ***provided*** that, in each case, to the extent such market practice is not administratively feasible for the Administrative Agent, the Replacement Rate shall be applied as otherwise reasonably determined by the Administrative Agent (it being understood that any such modification by the Administrative Agent shall not require the consent of, or consultation with, any of the Committed Purchasers).

2.4. Section 5.1(a)(viii) of the Receivables Purchase Agreement is hereby amended and restated in its entirety to read as follows:

(viii) Other Information. (A) Promptly upon the request thereof, such other information and documentation required by bank regulatory authorities under applicable Anti-Money Laundering Laws (including, without limitation, any applicable "know your customer" rules and regulations and the Patriot Act), as from time to time reasonably requested by the Administrative Agent or any of the Investor Parties; and (B) reasonably promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the financial condition, operations or business of such Seller Party as the Administrative Agent or the Nieuw Amsterdam Administrator may from time to time reasonably request in order to protect the interests of the Investor Parties under or as contemplated by this Agreement, or to assist any Investor Party in complying with the requirements of Article 122a(4) and (5) of the European Union Capital Requirements Directive if applicable to such Investor Party, the Beneficial Ownership Rule and other applicable "know your customer" and anti-money laundering rules and regulations, including the PATRIOT Act. Promptly following any change that would result in a change to the status of the Seller as an excluded "Legal Entity Customer" under the Beneficial Ownership Rule, the Seller shall execute and deliver to the Administrative Agent for delivery to each of the Investor Parties, a Certification of Beneficial Owner(s) complying with the Beneficial Ownership Rule, in form and substance reasonably acceptable to the Administrative Agent.

2.5. The following new Section 1.15 is hereby inserted into the Receivables Purchase Agreement:

Section 1.15 Qualified Financial Contracts.

(a) As used in this Section 1.15, the following terms have the following meanings: (i) ***"BHC Act Affiliate"*** of a party means an "affiliate" (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party; (ii) ***"Covered Entity"*** means any of the following: (A) a "covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (B) a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (C) a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (iii) ***"Default Right"*** has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (iv) ***"QFC"*** has the meaning assigned to the term "qualified financial contract" in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

(b) To the extent that the Transaction Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, ***"QFC Credit Support,"*** and each such QFC a ***"Supported QFC"***), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the

regulations promulgated thereunder, the ***"U.S. Special Resolution Regimes"***) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Transaction Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event that a Covered Entity that is party to a Supported QFC (each, a ***"Covered Party"***) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Lender that defaults in its funding obligations under this Agreement shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

2.6. The following new Section 3.1(bb) is hereby inserted into the Receivables Purchase Agreement:

(bb) Beneficial Ownership Rule. The Seller is an entity that is organized under the laws of the United States or of any state thereof and at least 51 percent of whose common stock or analogous equity interest is owned by a Person whose common stock or analogous equity interests are listed on the New York Stock Exchange or the American Stock Exchange or has been designated as a NASDAQ National Market Security listed on the NASDAQ stock exchange and is excluded on that basis from the definition of "Legal Entity Customer" as defined in the Beneficial Ownership Rule.

2.7. The following paragraph is hereby inserted after the third paragraph of Exhibit I to the Receivables Purchase Agreement:

If at any time any change in GAAP (including the adoption of International Financial Reporting Standards) would affect the computation of any financial ratio or requirement set forth in this Agreement, and either the Seller, the Required Purchasers, or the Administrative Agent shall so request, the Administrative Agent, the Required Purchasers and the Seller shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP

(subject to the approval of the Required Purchasers); ***provided*** that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Seller shall provide to the Administrative Agent and Required Purchasers financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the audited consolidated balance sheet of the Seller Parties for the fiscal year ended August 31, 2016 and the related consolidated statements of income and cash flows for such fiscal year of the Seller Parties for all purposes of this Agreement notwithstanding any change in GAAP related thereto.

2.8. Schedule C to the Receivables Purchase Agreement is hereby amended and restated in its entirety to read as set forth in Annex 1 hereto.

3. **Effect of Amendment.** This Amendment shall not constitute a novation of the Receivables Purchase Agreement but shall constitute an amendment thereto to the extent set forth herein. From and after the effectiveness of each of the amendments set forth in Section 2 above, each reference in the Receivables Purchase Agreement to the "Receivables Purchase Agreement", "this Agreement", "hereunder," "hereof," "herein," "hereby" or words of like import shall mean and be a reference to the Receivables Purchase Agreement as amended by such Section, and each reference to the Receivables Purchase Agreement in any other document, instrument and agreement executed and/or delivered in connection with the Receivables Purchase Agreement shall mean and be a reference to the Receivable Purchase Agreement as amended by such Section.

4. **Representations and Warranties**. In order to induce the Administrative Agent, the Nieuw Amsterdam Administrator and the Purchasers to enter into this Amendment, each of the Seller and the Servicer hereby represents and warrants that (i) its execution and delivery of this Amendment is within its corporate powers and authority and has been duly authorized by all necessary corporate action on its part, (ii) this Amendment has been duly executed and delivered by it, (iii) each of its representations and warranties set forth in Article III of the Receivables Purchase Agreement is true and correct on and as of the Effective Date as though made on and as of each such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case each of such representations and warranties remains true and correct in all material respects as of such earlier date, and (iv) no Investment Excess exists on and as of the Effective Date.

5. **Conditions Precedent.** Effectiveness of the amendments set forth in Section 2 hereof is subject to the prior or contemporaneous satisfaction of each of the following conditions precedent:

(a)(i) Receipt by the Administrative Agent of counterparts of this Amendment, duly executed by each of the parties hereto; (ii) receipt by the Administrative Agent of counterparts of an amended and restated Fee Letter duly executed by each of the parties thereto, (iii) receipt by each of the Committed Purchasers in immediately available funds of the upfront fee referenced in such amended and restated Fee Letter; (iv) receipt by the Administrative Agent of counterparts of Joinder and Amendment No. 6 to the Receivables Sale Agreement and Performance Undertaking (the ***"Joinder"***), duly executed by each of the parties thereto, together with each of the opinions and other

closing documents referenced in Section 5 thereof; and (v) receipt by the Administrative Agent of a fully-executed copy of the Seventh Amendment to Fourth Amended and Restated Credit Agreement, dated as of November 1, 2019, by and among Commercial Metals Company and CMC International Finance S.à r.l., as borrowers, the lending institutions party hereto and Bank of America, N.A., as administrative agent for itself and the other lenders party to the Senior Credit Agreement, as amended, supplemented, and restated or otherwise modified and in effect from time to time.

(b) Each of the representations and warranties set forth in Section 4 of this Amendment and Section 5.9 of the Joinder shall be true and correct as of the Effective Date.

5.2. Effectiveness of the amendments set forth in Section 2 hereof is subject to the prior or contemporaneous satisfaction of each of the following conditions precedent: (a) Effectiveness of the amendment set forth in Section 2.1 hereof; (b) receipt by the Administrative Agent of counterparts of Joinder and Amendment No. 6 to the Receivables Sale Agreement and Performance Undertaking (the ***"Joinder"***), duly executed by each of the parties thereto, together with each of the opinions and other closing documents referenced in Section 5 thereof; and (c) each of the representations and warranties set forth in Section 4 of this Amendment and Section 5.9 of the Joinder shall be true and correct as of the Effective Date.

6. Miscellaneous.

6.1. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO).

6.2. Integration; Binding Effect. This Amendment and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior or contemporaneous oral or written understandings. There are no unwritten oral agreements between the parties hereto with respect to the transactions contemplated by this Agreement and the other Transaction Documents. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).

6.3. Counterparts; Severability. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Amendment. To the fullest extent permitted by applicable law, delivery of an executed counterpart of a signature page of this Amendment by telefacsimile or electronic image scan transmission (such as a "pdf" file) will be effective to the same extent as delivery of a manually executed original counterpart of this Amendment. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.4. Reaffirmation. Except as expressly modified herby, the Receivables Purchase Agreement is hereby ratified and remains unaltered and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the Effective Date.

CMC RECEIVABLES, INC., *AS SELLER*

By: ______________________

Name: Paul Lawrence

Title: Treasurer

COMMERCIAL METALS COMPANY, *AS THE SERVICER*

By: ______________________________

Name: Paul Lawrence

Title: Vice President and Chief Financial Officer

WELLS FARGO BANK, N.A., *AS A COMMITTED PURCHASER AND AS ADMINISTRATIVE AGENT*

By: ______________________
Name: William P. Rutkowski
Title: Director

COÖPERATIEVE RABOBANK U.A., *AS A COMMITTED PURCHASER AND AS NIEUW AMSTERDAM ADMINISTRATOR*

By:________________________________
Name: P.V.H. Stive-Pham
Title: Director

By:________________________________
Name: E. van Gveld
Title: MD

NIEUW AMSTERDAM RECEIVABLES CORPORATION B.V., *AS A CONDUIT PURCHASER*

By:________________________________
Name:
Title:

By:________________________________
Name:
Title:

COÖPERATIEVE RABOBANK U.A., *AS A COMMITTED PURCHASER AND AS NIEUW AMSTERDAM ADMINISTRATOR*

By:______________________________
Name:
Title:

By:______________________________
Name:
Title:

NIEUW AMSTERDAM RECEIVABLES CORPORATION B.V., *AS A CONDUIT PURCHASER*

Intertrust Management B.V.
Managing Director

By:______________________________
Name: H.R.T. Kröner
Title: Proxy holder

By:______________________________
Name: E.M. van Ankeren
Title: Managing Director

SCHEDULE C

DIVISIONS

ORIGINATOR	PARTICIPATING DIVISION
Commercial Metals Company	ALL DIVISIONS
AHT, Inc.	ALL DIVISIONS
Structural Metals, Inc.	ALL DIVISIONS
CMC Steel Fabricators, Inc.	Mills Post Fabrication
SMI Steel LLC	Mills
Owen Electric Steel Company of South Carolina	ALL DIVISIONS
CMC Steel Oklahoma, LLC	ALL DIVISIONS
Tamco	ALL DIVISIONS
CMC Steel US, LLC	Mills